Exhibit 99.1

CONTACT:	Allison Reid (914) 640-8514

FOR IMMEDIATE RELEASE

October 30, 2003

STARWOOD REPORTS THIRD QUARTER RESULTS

WHITE PLAINS, NY, October 30, 2003 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2003 of $0.23, compared to $0.26 in 2002, a decrease of 11.5%. Excluding special items, EPS from continuing operations was $0.24 in 2003 compared to $0.27 in 2002. Income from continuing operations was $47 million in 2003 compared to $53 million in 2002, a decrease of 11.3%. Excluding special items, income from continuing operations was $49 million in 2003 compared to $55 million in 2002. Net income (including discontinued operations) was $48 million and EPS was $0.23 in 2003 compared to net income of $52 million and EPS of $0.26 in 2002. The third quarter results reflect a 5% tax benefit as compared to a 0% tax rate at the end of the second quarter of 2003. The decline in the tax rate is due to lower than had been expected pre-tax earnings for 2003 and contributed approximately $0.02 of EPS, excluding special items, in the third quarter of 2003.

Third quarter 2003 Highlights:

•	REVPAR at Same-Store Owned Hotels worldwide and in North America increased 4.4% and 3.2%, respectively, when compared to 2002.

•	Excluding the downtown Toronto hotel (impacted by the SARS outbreak), REVPAR at Same-Store Owned Sheraton Hotels in North America increased 4.4% when compared to 2002. Even including owned hotels in Toronto, REVPAR at Same-Store Owned Sheraton Hotels in North America increased 1.4%.

•	Transient travel was up more than 8% in North America when compared to 2002, more than offsetting weakness in group travel.

•	Market share increased significantly during the quarter. At owned hotels in North America, market share increased 340 basis points when compared to 2002.

•	At September 30, 2003, net debt was $4.014 billion compared to $4.571 billion at June 30, 2003.

Barry S. Sternlicht, Chairman and CEO said, “Though our expectations for this third quarter were modest, we were pleased with our operating performance and with recent trends. Our REVPAR gains in each month of the quarter of 2003 (July +2.9%, August +1.1% and September +5.7%) reflected steady market share gains by nearly every brand in North America as well as the general economic recovery. In addition, in September, we saw modest but uneven rate increases as occupancies rose, and the beginnings of a recovery in the Latin American and Asian markets.

Highlights of the quarter included the strength of our interval ownership business, particularly in the Western US and Hawaii, the 13.5% increase in REVPAR at our W Hotels, the strengthening of the Sheraton brand, which excluding the downtown Toronto hotel affected by SARS, showed a year-over-year 4.4% REVPAR increase in North America as our products and service innovations like our Sheraton Sweet Sleeper and the Sheraton Service Promise begin to resonate with the consumer.

Concluding, Mr. Sternlicht said, “We ended the quarter with net debt of approximately $4 billion as we very successfully managed our capital expenditures and investment programs and retained the cash proceeds from asset sales. Included in our capital spending are substantial timeshare inventory development and the construction of the St. Regis San Francisco, as well as investments in the Boston Convention Center hotel and several other projects that will generate future earnings. With recovery in corporate earnings and the dissipation of the SARS outbreak, we remain optimistic that our industry and our company will see brighter days ahead.”

Operating Results:

Cash flow from operations in the third quarter of 2003 was $296 million compared to $252 million in the third quarter of 2002. Total Company Adjusted EBITDA in the third quarter of 2003 was $233 million, compared to $272 million in 2002. The decrease in EBITDA is substantially due to the loss of revenues as a result of the sale of 15 non-strategic domestic hotels and four hotels in Costa Smeralda, Italy sold at the end of the second quarter and during the third quarter of 2003. EBITDA from these hotels in the third quarter of 2002, was approximately $41 million, compared to $4 million in 2003. Total management and franchise fees in the third quarter were $70 million, up $8 million from last year and vacation ownership results were up $11 million despite the absence of vacation ownership notes receivable sale gains in the third quarter of 2003 versus $3 million in the same period of 2002.

REVPAR for Same-Store Owned Hotels worldwide and in the U.S. increased 4.4% and 3.2% respectively, when compared to 2002. For the fourth quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as system-wide hotels. Internationally, Same-Store Owned Hotel REVPAR increased 7.8%, with Europe up 6.1% and Asia Pacific up 40.7%, offset by slight declines in Latin America of 1.9%. Excluding the favorable effects of foreign exchange, REVPAR declined 3.3% internationally.

Vacation Ownership:

Revenues from the vacation ownership business increased 47.9% to $133 million as contract sales were up 26.5% reflecting strong demand at our resorts in Maui and Mission Hills. The average price per timeshare unit sold increased 19.6% to $18,574 in the third quarter of 2003 when compared to 2002. While the Company did not have any vacation ownership notes receivable sales in the third quarter of 2003, it expects to complete a securitization of vacation ownership notes receivable during the fourth quarter of 2003, subject to market conditions.

Development:

During the third quarter, the Company signed four hotel management and franchise contracts (approximately 1,100 rooms) and opened seven new hotels and resorts including: the Westin Kuala Lampur (Kuala Lampur, Malaysia, 452 rooms), the Arabella Sheraton Grand Hotel Cape Town (Cape Town, South Africa, 483 rooms), and the Westin City Center Dallas (Dallas, Texas, 407 rooms). Fourteen new hotel openings scheduled for the fourth quarter of 2003 include: Sheraton Tunis (Tunis, Tunisia, 242 rooms), the Sheraton Porto (Porto, Portugal, 273 rooms), the Westin Zagreb Hotel, (Zagreb, Croatia,367 rooms), the W Mexico City (Mexico City, Mexico, 237 rooms) and the Westin Casuarina Hotel (Las Vegas, Nevada, 795 rooms). Including these properties, through the end of 2004, the Company expects to open 36 new full service hotels and resorts (approximately 10,000 rooms) around the world. Additionally, the development pipeline includes more than a dozen W Hotel projects (3,900 rooms), including the two hotel and residence projects in Dallas and Fort Lauderdale.

Dispositions:

In late June and during the third quarter of 2003, the Company completed the sale of 15 non-strategic domestic hotels for gross proceeds of $404 million. The majority of these hotels continue to be part of the Starwood system pursuant to franchise agreements. The Company completed the sale of one additional hotel (the Sheraton North Charleston) in October 2003 and continues to work toward the sale of two additional non-core domestic hotels and expects to close these sales in 2003. The Company incurred a $174 million (pre-tax) charge in the first half of 2003 and an additional $3 million (pre-tax) charge in the third quarter of 2003, primarily related to post-closing adjustments to the sales price of these non-core domestic hotels. The Company has realized approximately $1.1 billion in cash proceeds from the sale of these hotels and the sales in the second quarter of 2003 of the Hotel Principe di Savoia (“Principe”) in Milan, Italy and four hotels and a 51% interest in undeveloped land in Costa Smeralda, Italy (“Sardinia Assets”).

Capital:

Investment spending during the quarter included approximately $43 million in hotel assets; $32 million in VOI capital assets (primarily inventory build), including VOI construction at Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii; Westin Mission Hills Resort Villas in Rancho Mirage, California and Sheraton’s Vistana Villages in Orlando, Florida; and $19 million in other development/corporate capital, including the ongoing development of the St. Regis Museum Tower in San Francisco (269 rooms and 102 condominium units). To date, the Company has invested $126 million in the St. Regis Museum Tower Project, a mixed-use project, which is expected to open in late

2005 or in early 2006. The Company expects to realize gross proceeds of $180 - $200 million from the sale of the project’s condominiums.

Balance Sheet:

At September 30, 2003, the Company had total debt of $4.885 billion and cash and cash equivalents (including restricted cash) of $871 million, or net debt of $4.014 billion, compared to net debt of $4.571 billion at the end of the second quarter of 2003.

At September 30, 2003, debt was approximately 68% fixed rate and 32% floating rate and its weighted average maturity was 6.0 years with a weighted average interest rate of 5.50%. The Company had cash (including restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.8 billion.

Special Items:

The Company recorded net charges of $2 million (after-tax) for special items in the third quarter of 2003 comparable to $2 million of net charges (after-tax) in the same period of 2002.

Special items in the third quarter of 2003 primarily relate to the additional loss on 18 domestic non-core hotels held for sale and construction remediation costs at an unconsolidated vacation ownership joint venture.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,

2003	2002		2003	2002

$49	$55	Income from continuing operations before special items	$89	$158

$0.24	$0.27	EPS before special items	$0.43	$0.77

		Special Items:
1	2	Restructuring and other special credits, net(a)	1	5
(3)	6	Gain (loss) on asset dispositions and impairments, net(b)	(179)	2
—	(3)	Foreign exchange gain (loss) from Argentina(c)	—	30
—	—	Debt extinguishment costs(d)	—	(29)
(3)	(5)	Costs associated with construction remediation(e)	(3)	(5)
—	—	State tax refund	—	6

(5)	—	Total special items – pre-tax	(181)	9
3	(2)	Income tax benefit/(expense) for special items(f)	109	(5)

(2)	(2)	Total special items – after-tax	(72)	4

$47	$53	Income from continuing operations	$17	$162

$0.23	$0.26	EPS including special items	$0.08	$0.79

(a)	During the three and nine month periods ending September 30, 2003, the Company collected receivables which were previously deemed uncollectible. During the three and nine months ended September 30, 2002, the Company sold its investments in e-business ventures previously deemed impaired and collected receivables which were previously deemed uncollectible. Accordingly, the previously recorded impairment reserves associated with these assets were reversed.

(b)	Loss for the three and nine months ended September 30, 2003 primarily represents the impairment charges recorded due to the classification of a portfolio of 18 domestic non-core hotels as held for sale, 16 of which have been sold to date, offset in part by the gain on the sale of undeveloped land in Sardinia, Italy. Gain for the three months ended September 30, 2002 primarily represents a gain recorded in connection with the sale of the Company’s investment in Interval International. For the nine months ended September 30, 2002, this gain is partially offset by an impairment charge to reduce the carrying value of a hotel, which was later sold, to its fair market value.

(c)	Amount represents foreign exchange gains and losses resulting from the initial devaluation of the Argentine Peso and subsequent exchange rate volatility and is reflected in selling, general and administrative and other expenses.

(d)	In the second quarter of 2002, the Company early adopted Statement of Financial Accounting Standards (“SFAS”) No. 145, requiring costs associated with the early extinguishment of debt to be included in income from continuing operations, rather than reported as an extraordinary item. This resulted in the inclusion of costs related to the early extinguishment of debt and the unwinding of the associated interest rate swaps in 2002 in interest expense.

(e)	Represents the Company’s share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture. Amounts in 2003 and 2002 are reflected as a reduction to other hotel and leisure revenues.

(f)	In 2003, amount primarily represents various adjustments to tax liabilities due to the successful resolution of certain income tax matters and taxes on special items at the Company’s incremental tax rate, primarily associated with the 2003 asset sales. In 2002, amount represents taxes on special items at the Company’s incremental tax rate, with the exception of the construction remediation charge which is not tax-effected as the joint-venture is in a tax-exempt jurisdiction.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Outlook:

All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

The situation in the Middle East, continued weakness in global economies and the threat of terrorist events and their consequent impact on travel make it extremely difficult to predict future results with any degree of precision.

For the fourth quarter of 2003, if REVPAR at Same-Store Owned Hotels in North America is up 2% versus the same period a year ago:

•	EBITDA would be expected to be approximately $260 million.

•	Net income would be expected to be approximately $68 million.

•	EPS would be expected to be approximately $0.32.

For the full year 2003, assuming the sale of the 2 remaining domestic non-core hotels at the end of 2003, if REVPAR at Same-Store Owned Hotels in North America declined approximately 1% versus the full year 2002:

•	Adjusted EBITDA would be expected to be approximately $925 million.

•	Income from continuing operations, excluding special items, would be expected to be approximately $157 million.

•	Net income would be expected to be approximately $290 million.

•	EPS from continuing operations, excluding special items, would be expected to be approximately $0.76 at a negative five percent tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2004).

•	EPS is expected to be approximately $1.40.

•	Capital expenditures and timeshare inventory would be approximately $400 million, including approximately $150 million of timeshare spend.

•	For full year the Company expects cash interest expense of approximately $300 million and cash taxes of approximately $25 million.

For the full year 2004, assuming the sale of the 2 remaining domestic non-core hotels by the end of 2003, if REVPAR at Same-Store Owned Hotels in North America increases approximately 4% to 5% versus the full year 2003:

•	Full year EBITDA would be expected to increase 5% to 8% to approximately $950 - $975 million, when compared to expected 2003 EBITDA of $900 million, after adjusting for the 2003 asset sales.

•	Full year net income would be expected to be approximately $180 - $200 million.

•	Full year EPS, would be expected to be approximately $0.85 - $0.95 at a six to seven percent tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2005).

•	Full year capital expenditures and timeshare inventory would be approximately $600 million, including approximately $200 million of timeshare spend and approximately $90 million for the St. Regis San Francisco multi-use project under construction.

•	For full year the Company expects cash interest expense of approximately $280 million and cash taxes of approximately $70 million.

Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (ET) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwood.com. A replay of the conference call will also be available from 1:30 p.m. (ET) today through 8:00 p.m. (ET) Thursday, November 6, on both the Company’s website and via telephone replay at 719-457-0820 (access code: 636297).

Definitions:

All references to EPS, unless otherwise noted, reflect earnings (losses) per diluted share from continuing operations. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (“Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 3 and 4 of this release, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to recent guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA, however the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date and under significant renovation or for which comparable results are not available. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 740 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four

Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the duration and severity of the current global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and leisure business, operating risks associated with the hotel and leisure business, relationships with customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. tax laws), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,

		%				%
2003	2002	Variance		2003	2002	Variance

			Revenues
$735	$796	(7.7)	Owned, leased and consolidated joint venture hotels	$2,288	$2,386	(4.1)
201	164	22.6	Other hotel and leisure(a)	531	478	11.1

936	960	(2.5)		2,819	2,864	(1.6)
204	187	9.1	Other revenues from managed and franchised properties(b)	634	589	7.6

1,140	1,147	(0.6)		3,453	3,453	—

			Costs and Expenses
577	583	1.0	Owned, leased and consolidated joint venture hotels	1,781	1,739	(2.4)
143	123	(16.3)	Selling, general, administrative and other(c)	411	318	(29.2)
(1)	(2)	(50.0)	Restructuring and other special credits, net	(1)	(5)	(80.0)
100	123	18.7	Depreciation	309	349	11.5
5	6	16.7	Amortization	18	16	(12.5)

824	833	1.1		2,518	2,417	(4.2)
204	187	(9.1)	Other expenses from managed and franchised properties(b)	634	589	(7.6)

1,028	1,020	(0.8)		3,152	3,006	(4.9)
112	127	(11.8)	Operating income	301	447	(32.7)
(69)	(77)	10.4	Interest expense, net of interest income of $2, $0, $3, $1(d)	(219)	(260)	15.8
(3)	6	n/m	Gain (loss) on asset dispositions and impairments, net	(179)	2	n/m

40	56	(28.6)		(97)	189	n/m
7	(3)	n/m	Income tax benefit (expense)	113	(27)	n/m
—	—	—	Minority equity in net income	1	—	n/m

47	53	(11.3)	Income from continuing operations	17	162	(89.5)
			Discontinued operations:
—	(1)	n/m	Loss from operations, net of taxes of $0, $(1), $1 and $0(e)	(1)	(2)	50.0
1	—	n/m	Gain on disposition, net of taxes of $0, $0, $40 and $(104)	206	104	98.1

$48	$52	(7.7)	Net income	$222	$264	(15.9)

			Earnings Per Share — Basic
$0.23	$0.27	(14.8)	Continuing operations	$0.09	$0.81	(88.9)
0.01	(0.01)	n/m	Discontinued operations	1.01	0.50	n/m

$0.24	$0.26	(7.7)	Net income	$1.10	$1.31	(16.0)

			Earnings Per Share — Diluted
$0.23	$0.26	(11.5)	Continuing operations	$0.08	$0.79	(89.9)
—	—	—	Discontinued operations	1.00	0.50	n/m

$0.23	$0.26	(11.5)	Net income	$1.08	$1.29	(16.3)

203	201		Weighted average number of Shares	202	201

208	204		Weighted average number of Shares assuming dilution	205	205

(a)	Other hotel and leisure revenues include management and franchise fees earned from third party hotel owners, the Company’s interest in unconsolidated joint ventures and the sale and financing of VOIs.

(b)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(c)	Selling, general, administrative and other expenses include the cost of sales of VOIs and other costs of vacation ownership operations.

(d)	Interest expense is net of $0 and $7 million of discontinued operations allocations for the three and nine month periods ended September 30, 2003, respectively. Interest expense is net of $4 million and $11 million of discontinued operations allocations for the three and nine month periods ended September 30, 2002, respectively. Interest expense for the nine-months ended September 30, 2002 also includes $29 million of early debt termination costs.

(e)	For the periods presented, the Principe is reported as a discontinued operation as a result of the sale of this hotel with no continuing involvement.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30,	December
	2003	31, 2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$787	$108
Restricted cash	84	108
Accounts receivable, net of allowance for doubtful accounts of $52 and $45	398	398
Inventories	201	214
Prepaid expenses and other	123	108

Total current assets	1,593	936
Investments	400	434
Plant, property and equipment, net	6,946	6,911
Assets held for sale(a)	72	839
Goodwill and intangible assets, net	2,476	2,570
Other assets	433	500

	$11,920	$12,190

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$442	$870
Accounts payable	140	171
Accrued expenses	618	723
Accrued salaries, wages and benefits	224	178
Accrued taxes and other	139	188

Total current liabilities	1,563	2,130
Long-term debt (b)	4,443	4,449
Deferred income taxes	920	986
Other liabilities	568	538

	7,494	8,103

Minority interest	38	39

Exchangeable units and Class B preferred shares, at redemption value of $38.50	33	51

Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 481,088 and 493,968 shares at September 30, 2003 and December 31, 2002, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 202,094,054 and 199,579,542 shares at September 30, 2003 and December 31, 2002, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 202,094,054 and 199,579,542 shares at September 30, 2003 and December 31, 2002, respectively	2	2
Additional paid-in capital	4,962	4,905
Deferred compensation	(13)	(14)
Accumulated other comprehensive income	(396)	(474)
Accumulated deficit	(202)	(424)

Total stockholders’ equity	4,355	3,997

	$11,920	$12,190

(a)	Represents the carrying value of the plant, property and equipment for the Principe, Sardinia Assets and the 18 non-core domestic hotels at December 31, 2002 and the three remaining hotels in the portfolio that were not sold as of September 30, 2003.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $413 million and $355 million at September 30, 2003 and December 31, 2002, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,

		%				%
2003	2002	Variance		2003	2002	Variance

			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$48	$52	(7.7)	Net income	$222	$264	(15.9)
76	85	(10.6)	Interest expense(a)	242	284	(14.8)
(7)	2	n/m	Income tax (benefit) expense(b)	(72)	(77)	6.5
107	131	(18.3)	Depreciation(c)	330	369	(10.6)
5	6	(16.7)	Amortization	18	16	12.5

229	276	(17.0)	EBITDA	740	856	(13.6)
3	(6)	n/m	(Gain) loss on asset dispositions and impairments, net	179	(2)	n/m
(1)	(4)	75.0	Discontinued operations(d)	(254)	(12)	n/m
(1)	(2)	50.0	Restructuring and other special credits, net	(1)	(5)	80.0
—	3	n/m	Foreign exchange gains from Argentina	—	(30)	n/m
3	5	(40.0)	Costs associated with construction remediation	3	5	(40.0)

$233	$272	(14.3)	Adjusted EBITDA	$667	$812	(17.9)

(a)	Includes $5 and $13 million of interest expense related to unconsolidated joint ventures for the three and nine month periods ended September 30, 2003 and $4 and $12 million for the three and nine month periods ended September 30, 2002. Also includes $0 and $7 million of interest expense allocated to discontinued operations for the three and nine month periods ended September 30, 2003 and $4 million and $11 million of interest expense allocated to discontinued operations for the three and nine month periods ended September 30, 2002, respectively.

(b)	Includes $0 million and $41 million of taxes recorded, respectively, in discontinued operations for the three and nine months ended September 30, 2003 and $(1) and $(104) of taxes/(tax benefits) recorded in discontinued operations for the three and nine months ended September 30, 2002, respectively.

(c)	Includes $7 million and $20 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three and nine month periods ended September 30, 2003 and $6 million and $17 million for the three and nine month periods ended September 30, 2002. Also includes $0 million and $1 million of depreciation expense included in discontinued operations for the three and nine months ended September 30, 2003 and $2 million and $3 million for the three and nine month periods ended September 30, 2002.

(d)	Excludes the interest expense, taxes, and depreciation balances already added back as noted in (a), (b) and (c) above. Includes the reversal of a $49 million (pre-tax) liability, in the nine months ended September 30, 2003, related to the 1999 divestiture of the Company’s gaming business which is no longer deemed necessary.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash Flow Data
Net income	$48	$52	$222	$264
Exclude:
Discontinued operations, net	(1)	1	(205)	(102)

Income from continuing operations	47	53	17	162
Adjustment to income from continuing operations and changes in working capital	249	195	499	387

Cash from continuing operations	296	248	516	549
Cash from discontinued operations	—	4	10	12

Cash from operating activities	$296	$252	$526	$561

Cash from (used for) investing activities	$305	$(109)	$834	$(227)

Cash used for financing activities	$(136)	$(127)	$(690)	$(319)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

			Twelve Months	Twelve Months
	Three Months	Twelve Months	Ended	Ended
	Ended	Ended	December 31, 2004	December 31, 2004
	December 31, 2003	December 31, 2003	(Low End)	(High End)

Net income	$68	$290	$180	$200
Interest expense	77	319	295	295
Income tax expense (benefit)	(3)	(75)	10	15
Depreciation and amortization	118	464	465	465

EBITDA	260	998	950	975
Loss on asset dispositions and impairments, net	—	179	—	—
Discontinued operations	—	(254)	—	—
Restructuring and other special credits	—	(1)	—	—
Costs associated with construction remediation	—	3	—	—

Adjusted EBITDA	$260	$925	$950	$975

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store (1)
For the Three Months Ended September 30, 2003
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)

	2003	2002	Var.	2003	2002	Var.	2003	2002	Var.

	140 Hotels			95 Hotels			45 Hotels

OWNED HOTELS
REVPAR ($)	99.43	95.25	4.4%	98.81	95.75	3.2%	101.16	93.84	7.8%
ADR ($)	144.81	145.23	-0.3%	138.20	140.81	-1.9%	166.90	159.95	4.3%
OCCUPANCY (%)	68.7%	65.6%	3.1	71.5%	68.0%	3.5	60.6%	58.7%	1.9
		60			37			23

SHERATON
REVPAR ($)	81.34	78.95	3.0%	86.46	85.23	1.4%	71.03	66.28	7.2%
ADR ($)	122.23	124.19	-1.6%	121.85	125.97	-3.3%	123.16	119.82	2.8%
OCCUPANCY (%)	66.6%	63.6%	3.0	71.0%	67.7%	3.3	57.7%	55.3%	2.4
		36			22			14

WESTIN
REVPAR ($)	111.57	107.08	4.2%	99.67	96.45	3.3%	149.03	142.55	4.5%
ADR ($)	152.92	151.82	0.7%	132.22	133.63	-1.1%	228.23	219.16	4.1%
OCCUPANCY (%)	73.0%	70.5%	2.5	75.4%	72.2%	3.2	65.3%	65.0%	0.3
		12			5			7

LUXURY COLLECTION
REVPAR ($)	169.67	161.33	5.2%	155.56	148.10	5.0%	191.14	181.48	5.3%
ADR ($)	305.48	309.79	-1.4%	274.46	296.11	-7.3%	355.21	328.65	8.1%
OCCUPANCY (%)	55.5%	52.1%	3.4	56.7%	50.0%	6.7	53.8%	55.2%	-1.4
		12			12

W
REVPAR ($)	142.52	125.56	13.5%	142.52	125.56	13.5%
ADR ($)	192.61	190.81	0.9%	192.61	190.81	0.9%
OCCUPANCY (%)	74.0%	65.8%	8.2	74.0%	65.8%	8.2
		20			19			1

OTHER
REVPAR ($)	78.44	80.05	-2.0%	77.72	83.62	-7.1%	83.44	55.71	49.8%
ADR ($)	112.50	115.63	-2.7%	115.23	122.45	-5.9%	97.57	73.63	32.5%
OCCUPANCY (%)	69.7%	69.2%	0.5	67.5%	68.3%	-0.8	85.5%	75.7%	9.8

(1)	Hotel Results exclude 25 hotels sold or closed during 2002 and 2003

(2)	See next page for breakdown by division.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store (1)
For the Three Months Ended September 30, 2003
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC

	2003	2002	Var.	2003	2002	Var.	2003	2002	Var.

	29 Hotels			12 Hotels			4 Hotels

OWNED HOTELS
REVPAR ($)	143.45	135.22	6.1%	44.84	45.72	-1.9%	94.65	67.26	40.7%
ADR ($)	227.76	214.20	6.3%	88.77	93.87	-5.4%	117.91	97.08	21.5%
OCCUPANCY (%)	63.0%	63.1%	-0.1	50.5%	48.7%	1.8	80.3%	69.3%	11.0
		11			9			3

SHERATON
REVPAR ($)	98.68	92.31	6.9%	40.47	42.99	-5.9%	101.53	74.48	36.3%
ADR ($)	151.26	146.01	3.6%	87.22	92.92	-6.1%	131.78	114.08	15.5%
OCCUPANCY (%)	65.2%	63.2%	2.0	46.4%	46.3%	0.1	77.0%	65.3%	11.7
		11			3

WESTIN
REVPAR ($)	181.26	172.21	5.3%	63.76	58.71	8.6%
ADR ($)	282.51	258.11	9.5%	93.32	97.34	-4.1%
OCCUPANCY (%)	64.2%	66.7%	-2.5	68.3%	60.3%	8.0
		7

LUXURY COLLECTION
REVPAR ($)	191.14	181.48	5.3%
ADR ($)	355.21	328.65	8.1%
OCCUPANCY (%)	53.8%	55.2%	-1.4
								1

OTHER
REVPAR ($)							83.44	55.71	49.8%
ADR ($)							97.57	73.63	32.5%
OCCUPANCY (%)							85.5%	75.7%	9.8

(1)	Hotel Results exclude 25 hotels sold or closed during 2002 and 2003

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store (1)
For the Nine Months Ended September 30, 2003
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)

	2003	2002	Var.	2003	2002	Var.	2003	2002	Var.

	140 Hotels			95 Hotels			45 Hotels

OWNED HOTELS
REVPAR ($)	96.91	97.38	-0.5%	97.30	99.09	-1.8%	95.79	92.45	3.6%
ADR ($)	149.83	151.04	-0.8%	145.43	149.85	-2.9%	164.30	154.86	6.1%
OCCUPANCY (%)	64.7%	64.5%	0.2	66.9%	66.1%	0.8	58.3%	59.7%	-1.4
		60			37			23

SHERATON
REVPAR ($)	78.01	80.44	-3.0%	82.51	86.34	-4.4%	68.89	68.46	0.6%
ADR ($)	125.38	129.00	-2.8%	126.31	132.75	-4.9%	123.18	120.28	2.4%
OCCUPANCY (%)	62.2%	62.4%	-0.2	65.3%	65.0%	0.3	55.9%	56.9%	-1.0
		36			22			14

WESTIN
REVPAR ($)	110.91	109.03	1.7%	100.86	100.62	0.2%	143.31	136.99	4.6%
ADR ($)	157.91	155.30	1.7%	139.22	140.44	-0.9%	227.13	209.41	8.5%
OCCUPANCY (%)	70.2%	70.2%	0.0	72.4%	71.6%	0.8	63.1%	65.4%	-2.3
		12			5			7

LUXURY COLLECTION
REVPAR ($)	184.51	191.37	-3.6%	193.75	208.88	-7.2%	170.46	164.74	3.5%
ADR ($)	327.12	328.86	-0.5%	323.15	349.15	-7.4%	334.21	295.72	13.0%
OCCUPANCY (%)	56.4%	58.2%	-1.8	60.0%	59.8%	0.2	51.0%	55.7%	-4.7
		12			12

W
REVPAR ($)	136.69	126.77	7.8%	136.69	126.77	7.8%
ADR ($)	197.47	199.08	-0.8%	197.47	199.08	-0.8%
OCCUPANCY (%)	69.2%	63.7%	5.5	69.2%	63.7%	5.5
		20			19			1

OTHER
REVPAR ($)	68.24	71.35	-4.4%	68.24	73.87	-7.6%	68.19	54.21	25.8%
ADR ($)	109.86	112.45	-2.3%	113.69	119.17	-4.6%	89.13	73.80	20.8%
OCCUPANCY (%)	62.1%	63.5%	-1.4	60.0%	62.0%	-2.0	76.5%	73.5%	3.0

(1)	Hotel Results exclude 25 hotels sold or closed during 2002 and 2003

(2)	See next page for breakdown by division.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store (1)
For the Nine Months Ended September 30, 2003
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC

	2003	2002	Var.	2003	2002	Var.	2003	2002	Var.

	29 Hotels			12 Hotels			4 Hotels

OWNED HOTELS
REVPAR ($)	132.86	126.07	5.4%	51.49	56.58	-9.0%	77.53	62.95	23.2%
ADR ($)	224.32	200.34	12.0%	97.61	106.73	-8.5%	109.80	95.38	15.1%
OCCUPANCY (%)	59.2%	62.9%	-3.7	52.7%	53.0%	-0.3	70.6%	66.0%	4.6
		11			9			3

SHERATON
REVPAR ($)	94.88	91.57	3.6%	44.32	50.02	-11.4%	83.30	68.42	21.7%
ADR ($)	155.17	141.79	9.4%	90.73	100.79	-10.0%	124.39	111.56	11.5%
OCCUPANCY (%)	61.1%	64.6%	-3.5	48.8%	49.6%	-0.8	67.0%	61.3%	5.7
		11			3

WESTIN
REVPAR ($)	166.07	154.42	7.5%	83.14	87.86	-5.4%
ADR ($)	274.54	240.92	14.0%	118.80	127.05	-6.5%
OCCUPANCY (%)	60.5%	64.1%	-3.6	70.0%	69.2%	0.8
		7

LUXURY COLLECTION
REVPAR ($)	170.46	164.74	3.5%
ADR ($)	334.21	295.72	13.0%
OCCUPANCY (%)	51.0%	55.7%	-4.7
								1

OTHER
REVPAR ($)							68.19	54.21	25.8%
ADR ($)							89.13	73.80	20.8%
OCCUPANCY (%)							76.5%	73.5%	3.0

(1)	Hotel Results exclude 25 hotels sold or closed during 2002 and 2003

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of September 30, 2003
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)

Floating Rate Debt:
Senior credit facility
Revolving credit facility	CBA + 187.5	$22	1%	4.61%	3.0
Term loan	LIBOR + 187.5	300	6%	3.00%	2.3

		322	7%	3.11%	2.3
Mortgages and other	Various	237	5%	4.79%	1.6
Interest rate swaps	Various	1,003	20%	5.08%

Total Floating		1,562	32%	4.63%	2.0
Fixed Rate Debt:
Sheraton Holding public debt (1)		1,322	27%	6.52%	7.5
Senior notes (2)		1,541	32%	7.04%	6.3
Convertible debt — Series B		324	7%	3.25%	3.0 (3)
Convertible debt - 2003		360	7%	3.50%	2.6
Mortgages and other		779	15%	7.14%	8.4
Interest rate swaps		(1,003)	-20%	7.25%

Total Fixed		3,323	68%	5.91%	6.5

Total Debt		$4,885	100%	5.50%	6.0

Maturities

<1year	$442
2-3years	1,123
4-5years	1,245
>5years	2,075

$4,885

(1)	Balance consists of outstanding public debt of $1.297 billion and a $16 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and a $9 million fair value adjustment related to current fixed to floating interest rate swaps.

(2)	Balance consists of outstanding public debt of $1.495 billion and a $32 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and a $14 million fair value adjustment related to current fixed to floating interest rate swaps.

(3)	Average maturity reflects the maturity date of the revolving credit facility which would be used to refinance the amount put to the Company.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2003
UNAUDITED ($ millions)

Properties sold or closed in 2003:

Property	Location

Lenox Inn	Atlanta, GA
Sheraton Mofarrej	Sao Paulo, Brazil
Hotel Cala di Volpe	Costa Smeralda, Italy
Hotel Pitrizza	Costa Smeralda, Italy
Hotel Romazzino	Costa Smeralda, Italy
Cervo Hotel & Conference Center	Costa Smeralda, Italy
Hotel Principe di Savoia	Milan, Italy
Hilton Novi	Novi, MI
Westin Southfield	Southfield, MI
Residence Inn Tyson’s Corner	Vienna, VA
Sheraton Buckhead	Atlanta, GA
Sheraton College Park	Beltsville, MD
Sheraton Chicago Northwest	Arlington Heights, IL
Sheraton Norfolk	Norfolk, VA
Hilton Sonoma County	Santa Rosa, CA
Westin Stamford	Stamford, CT
Wayfarer Inn	Bedford, NH
Sheraton Ferncroft	Danvers, MA
Sheraton Danbury	Danbury, CT
Sheraton Gainesville	Gainesville, FL
Baltimore Marriott	Baltimore, MD
Arlington Marriott	Arlington, VA
North Charleston Sheraton	Charleston, SC

Properties sold or closed in 2002:

Property	Location

Clarion Hotel Allentown	Allentown, PA
Doubletree Hotel Minneapolis Airport	Minneapolis, MN

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $84 million)	$871
Debt level	$4,885

Revenues and Expenses Associated with Assets Held For Sale or Sold in 2003 (1):

	Q1	Q2	Q3	Q4	Full Year

2003
Revenues	$49	$68	$14	N/A	$131
Expenses	$43	$50	$11	N/A	$104
2002
Revenues	$49	$72	$103	$55	$279
Expenses	$40	$50	$59	$43	$192

(1)	Results consist of 20 hotels (excludes the Hotel Principe di Savoia reported in discontinued operations) that have been sold in 2003 and 2 hotels that are currently held for sale. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2003
UNAUDITED ($ millions)

	QTD	YTD

Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	$43	$101
Corporate/IT	6	18

Subtotal	49	119
Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisition)	10	40
Inventory	22	64

Subtotal	32	104
Development Capital (1)	13	50

Total Capital Expenditures	$94	$273

(1)	Includes St. Regis San Francisco additions of $10 QTD and $36 YTD

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms(1)
As of September 30, 2003
UNAUDITED

	PROPERTIES

			Lux. Col./
Ownership Type	Sheraton	Westin	St. Regis	Four Points	W	Other	Total

Owned, leased & consolidated JVs	58	36	14	7	12	13	140
Unconsolidated joint ventures	28	10	2	1	—	1	42

Equity interest properties	86	46	16	8	12	14	182
Managed (third-party owned)	144	46	21	21	5	4	241
Franchised, represented & referral	164	28	12	109	—	—	313

Total	394	120	49	138	17	18	736

	ROOMS

			Lux. Col./
Ownership Type	Sheraton	Westin	St. Regis	Four Points	W	Other	Total

Owned, leased & consolidated JVs	24,081	13,638	3,056	1,769	4,371	3,250	50,165
Unconsolidated joint ventures	10,515	4,495	441	128	—	132	15,711

Equity interest properties	34,596	18,133	3,497	1,897	4,371	3,382	65,876
Managed (third-party owned)	49,617	23,383	3,317	3,803	856	1,029	82,005
Franchised, represented & referral	49,808	9,430	1,412	19,284	—	—	79,934

Total	134,021	50,946	8,226	24,984	5,227	4,411	227,815

(1)	Summary reflects the sale of the Sheraton North Charleston Hotel in October 2003, which is now franchised.